Exhibit 10.31

WHEN RECORDED, THIS INSTRUMENT SHOULD BE RETURNED TO:

David G. Stolfa

3300 South Columbine Circle

Englewood, CO 80113

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION AND PROCEEDS,

FINANCING STATEMENT AND FIXTURE FILING

FROM REDWOOD ENERGY PRODUCTION, L.P.

TO MICHAEL M. LOGAN, AS TRUSTEE, AND

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL.

THE OIL AND GAS INTERESTS INCLUDED IN THE PROPERTY COVERED HEREBY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN, OR THE DESCRIPTION OF WHICH IS INCORPORATED IN, EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF, AND THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS PURSUANT TO APPLICABLE LAW.

THOSE PORTIONS OF THE COLLATERAL WHICH ARE MINERALS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS), AND THE ACCOUNTS RELATING THERETO, WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN, OR THE DESCRIPTION OF WHICH IS INCORPORATED IN, EXHIBIT “A”.  MORTGAGOR HAS AN INTEREST IN SUCH EXTRACTED MINERALS AND OTHER SUBSTANCES OF VALUE BEFORE EXTRACTION.

SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN, OR THE DESCRIPTION OF WHICH IS INCORPORATED IN, EXHIBIT “A”. MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH IS DESCRIBED IN, OR THE DESCRIPTION OF WHICH IS INCORPORATED IN, EXHIBIT “A”.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW THE TRUSTEE OR THE MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR HEREUNDER.

MORTGAGOR HEREBY AUTHORIZES BOK TO FILE ONE OR MORE FINANCING STATEMENTS COVERING ALL PERSONAL PROPERTY OF MORTGAGOR.

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION AND PROCEEDS,

FINANCING STATEMENT AND FIXTURE FILING

THIS DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND PROCEEDS, FINANCING STATEMENT AND FIXTURE FILING (this “Instrument”), dated as of December 31, 2008, is from REDWOOD ENERGY PRODUCTION, L.P., a Texas limited partnership (“Mortgagor”), with an address at One Maritime Plaza, Suite 700, San Francisco, California 94111, to MICHAEL M. LOGAN, as trustee, with an address at 1675 Broadway, Suite 1650, Denver, Colorado 80202 (“Trustee”), and to BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (“BOK”), with an address at 1675 Broadway, Suite 1650, Denver, Colorado 80202.

Pursuant to the terms of an Amended and Restated Term Loan Agreement dated as of December 31, 2008, as the same may hereafter be amended, modified, extended or amended and restated from time to time (the “Term Loan Agreement”), BOK is to make an amortizing term loan (the “Loan”) to Madisonville Midstream LLC (“Borrower”).  The Loan is being guaranteed by Mortgagor.

All of the property described under 1 through 8 below is herein collectively called the “Collateral”:

1.          All of the present right, title and interest of Mortgagor and any and all additional interests hereafter acquired by Mortgagor (all of the foregoing being herein collectively called the “Interests”), including without limitation the Working Interests defined on Exhibit “A” attached hereto and Net Revenue Interests defined on Exhibit “A” attached hereto: (a) in and to all of the fee estates, surface estates, easements, rights-of-way, mineral estates, leasehold estates, oil and gas leases, oil, gas and mineral leases, licenses, subleases and sublicenses described or referred to in Exhibit “A” attached hereto and made a part hereof or covering or relating to all or any part of the land described in Exhibit “A” or the description of which is incorporated in Exhibit “A”, and (b) in and to any other interests covering or relating to all or any part of the land described in Exhibit “A” or the description of which is incorporated in Exhibit “A” (the “Land”);

2.          All of the oil, gas, casinghead gas, coalbed methane and other hydrocarbons, whether solid, liquid or gaseous, and all other associated or related substances (“Hydrocarbons”) owned by Mortgagor and attributable to any of the Interests, including without limitation all of the severed and extracted Hydrocarbons owned by Mortgagor and any and all “as-extracted collateral” (as defined in the applicable version of the Uniform Commercial Code);

3.          All of the items incorporated as part of or attributed or affixed to any of the real property included in the Interests;

4.           All wells, platforms, derricks, casing, tubing, tanks, tank batteries, separators, dehydrators, compressors, rods, pumps, flow lines, water lines, gas lines, machinery, pipelines, power lines and other goods and equipment, and all other personal property and fixtures, now or hereafter owned, leased or used by Mortgagor and attributable to any of the Interests, including without limitation any and all such items which are used or purchased for the production, treatment, storage, transportation, manufacture or sale of Hydrocarbons and any and all such items described on Exhibit “A”;

5.           All of the inventory, accounts, contract rights, chattel paper, payment intangibles, promissory notes, supporting obligations and general intangibles of Mortgagor, whether heretofore or hereafter arising, in connection with the Interests and any other contract or agreement relating to the exploration for Hydrocarbons, the operation of any property for the production of Hydrocarbons or the treatment, storage, transportation, gathering, handling, processing, manufacture, sale or marketing of Hydrocarbons, including without limitation any of the foregoing described on Exhibit “A” and any and all operating, pooling, commodity hedge, swap, exchange, forward, futures, floor, collar or cap agreements entered into by or on behalf of Mortgagor or to which Mortgagor is a party or has rights;

6.           All logs, maps, geologic data, seismic data, gravitational data, magnetic data, other geophysical data, geochemical data, engineering data, formation tests, core samples, drilling reports, division orders, transfer orders, title opinions, reserve reports, lease files, well files and other information, data and records, whether in paper, electronic or any other form, and related computer hardware and software relating to or used in connection with any of the Interests, to the extent that Mortgagor has the right to grant a mortgage and security interest therein;

7.           All of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to any of the property described under Paragraphs 1 through 6 above; and

8.           All of the proceeds and products of the property described under Paragraphs l through 7 above, including without limitation condemnation awards and the proceeds of any and all title insurance policies and other insurance policies covering all or any part of said property and, to the extent they may constitute proceeds, instruments, accounts, chattel paper, payment intangibles, promissory notes, supporting obligations, securities, general intangibles and contract rights.

IN CONSIDERATION of ten dollars ($10.00) in hand paid to Mortgagor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby:

A.         Grants, bargains, sells, assigns, transfers, pledges, mortgages and conveys the Collateral to Trustee, WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit of BOK, but subject to the rights of BOK under the assignment made in paragraph C below;

B.          Grants, bargains, sells, assigns, transfers, pledges, mortgages and grants a security interest in the Collateral to BOK, WITH POWER OF SALE pursuant to this Instrument and applicable law;

TO HAVE AND TO HOLD the Collateral to BOK and its successors and assigns forever, and TO HAVE AND TO HOLD the Collateral to Trustee and his successors and assigns forever, IN TRUST, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of BOK; and

C.          Assigns to BOK all of the severed and extracted Hydrocarbons produced from or attributed to any of the Collateral, together with all amounts that become payable to Mortgagor with respect to any of the Collateral, whether now owned or hereafter acquired, and all of the proceeds thereof.

AND in furtherance thereof Mortgagor warrants, represents, covenants and agrees as follows:

ARTICLE I

Obligations

Section 1.1             This Instrument is executed, acknowledged and delivered by Mortgagor to secure and enforce the following obligations (herein called the “Obligations”):

A.         Payment of and performance of all obligations of Borrower under or in connection with the Promissory Note dated December 31, 2008, as the same may be amended, renewed, extended or substituted for (the “Note”), made by Borrower in the face amount of $6,697,847.18, payable to the order of BOK on or before December 31, 2011 (or such earlier date as may be specified in the Term Loan Agreement), with interest at the rates specified in the Term Loan Agreement;

B.          All indebtedness, liabilities and obligations of Borrower or Mortgagor to BOK, of every kind and character, now existing or hereafter arising, pursuant to the Term Loan Agreement;

C.          All other indebtedness, liabilities and obligations of Borrower or Mortgagor to BOK, of every kind and character, now existing or hereafter arising, whether direct or indirect, primary or secondary, joint, several or joint and several (including, without limitation, Mortgagor’s guaranty of the Note and the Loan, any and all obligations of Borrower or Mortgagor to BOK for fees, costs and expenses pursuant to or in connection with any loan agreements now or hereafter in force and any hedging obligations that Borrower or Mortgagor may hereafter incur to BOK), it being contemplated that Borrower or Mortgagor may hereafter become indebted to BOK in such further sums;

D.          Payment of all sums advanced and costs and expenses incurred by BOK (whether directly or indirectly or on its behalf by Trustee and including without limitation all reasonable legal fees) in connection with the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of Mortgagor, Trustee or BOK;

E.          Payment of all other indebtedness and liabilities and performance of all other obligations of Mortgagor to BOK arising pursuant to this Instrument or in connection with this Instrument; and

F.          All renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described under A through E above; provided that such renewals, extensions, amendments, changes of, or substitutions or replacements for, all or any part of the foregoing:

(1)     shall not together in unpaid principal amount aggregate more than $20,000,000 at any time, which amount contemplates all futures advances;

(2)     shall have been made on or before December 31, 2011; and

(3)     shall completely mature prior to December 31, 2013.

Section 1.2             The maximum amount of the Obligations that may be outstanding at any time or from time to time that shall be secured by this Instrument, including as a mortgage or as a pledge or assignment of Hydrocarbons, is $20,000,000.

ARTICLE II

Warranties, Representations and Covenants

Section 2.1             Mortgagor warrants, represents and covenants to and with BOK that: (a) Mortgagor has the right to receive at all times the “Net Revenue Interest” specified in Exhibit “A” of all Hydrocarbons produced from the wells located on the Collateral; (b) Mortgagor’s share of development and operating costs with respect to any of the wells or properties included in the Collateral is no greater than the “Working Interest” specified in Exhibit “A” for that well or property (unless Mortgagor’s right to receive production proceeds from such well or property has been increased by a proportionate amount over the applicable “Net Revenue Interest” specified for such well or property in Exhibit “A”); (c) Mortgagor is the lawful owner of good and defensible title to the Collateral, free and clear of all liens, security interests, encumbrances and burdens, except liens, security interests and other matters permitted by the terms of the Term Loan Agreement; (d) each loan, the payment of which constitutes an Obligation hereunder, is or shall be for a business or commercial purpose; and (e) so long as any or all parts of the Obligations remain unpaid or unsatisfied, Mortgagor will defend the title to the Collateral against the claims of all persons whomsoever claiming or to claim the same or any part thereof.

Section 2.2             Mortgagor covenants that, so long as any part of the Obligations remains unpaid or unsatisfied, unless BOK shall have otherwise consented in writing:

A.         Mortgagor shall promptly and, insofar as not contrary to applicable law, at Mortgagor’s own expense, file and refile in such offices, at such times and as often as may be necessary, this Instrument and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the lien, encumbrance and security interest intended to be created hereby and the rights and remedies of BOK and Trustee hereunder;

B.          Mortgagor shall execute, acknowledge and deliver to BOK and/or Trustee such other and further instruments and do such other acts as in the reasonable opinion of BOK may be necessary or desirable to more fully identify and subject to the lien, encumbrance and security interest and assignment created hereby any property intended by the terms hereof to be covered hereby, to assure the first priority thereof, and otherwise to effect the intent of this Instrument, promptly upon request of BOK and at Mortgagor’s expense; and

C.          If the title, interest, lien or encumbrance, as the case may be, of Mortgagor, BOK or Trustee to the Collateral or any part thereof, or the security of this Instrument, or the rights or powers of BOK or Trustee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced involving Mortgagor or the Collateral, Mortgagor shall promptly give written notice thereof to BOK and at Mortgagor’s own expense shall take all reasonable steps diligently to defend against any such attack or proceedings; and BOK and/or Trustee may take such independent action in connection therewith as it may in its discretion deem advisable, and all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by BOK or Trustee in connection therewith shall be a demand obligation owing by Mortgagor to BOK, shall bear interest at the rate provided in the Note, and shall be a part of the Obligations.

ARTICLE III

Collection of Proceeds of Production

Section 3.1             Pursuant to the assignment made by Mortgagor in paragraph C of the granting clause of this Instrument, BOK is entitled to receive all of the severed and extracted Hydrocarbons produced from or attributed to all of the Interests, together with all of the proceeds thereof. Mortgagor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest therein or assignment as additional security.  Mortgagor hereby authorizes and directs all parties producing, purchasing, receiving or having in their possession any such Hydrocarbons or proceeds to treat and regard BOK as the party entitled, in Mortgagor’s place and stead, to receive such Hydrocarbons and proceeds; and said parties shall be fully protected in so treating and regarding BOK and shall be under no obligation to see to the application by BOK of any such proceeds received by it.  Notwithstanding the foregoing, so long as there is no Event of Default (as defined in Section 5.1 below), Mortgagor shall continue to receive all the severed and extracted Hydrocarbons produced or attributed to all of the Interests, together with all of the proceeds thereof.

Section 3.2             All of the proceeds received by BOK pursuant to Section 3.1 shall be applied by BOK in accordance with the terms of the Term Loan Agreement and Section 5.10 below.

Section 3.3             Upon any sale of any of the Collateral by or for the benefit of BOK pursuant to Article V, the Hydrocarbons thereafter produced from or attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article.

Section 3.4             BOK is hereby absolved from all liability for failure to enforce collection of any such Hydrocarbons or proceeds and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for proceeds actually received.

Section 3.5             Mortgagor shall indemnify BOK against all claims, actions, liabilities, judgments, costs,

reasonable attorneys’ fees and other charges of whatsoever kind or nature (herein called “Claims”) made against or incurred by BOK as a consequence of the assertion, either before or after the payment in full of the Obligations, that BOK received Hydrocarbons or proceeds pursuant to this Article which were claimed by or due to third persons.  BOK shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, BOK shall have the right to pay or compromise and adjust all Claims. Mortgagor shall indemnify and pay to BOK all such amounts as may be paid in respect thereof or as may be successfully adjudicated against BOK.  The liabilities of Mortgagor as set forth in this Section shall survive the termination of this Instrument.

Section 3.6             Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by BOK of the duties and obligations of Mortgagor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to Mortgagor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of Mortgagor thereunder, notwithstanding the assignment of production and proceeds herein made or the exercise by BOK, prior to foreclosure, of any of its rights hereunder or under applicable law.

ARTICLE IV

Termination

If all of the Obligations of Mortgagor shall be paid or performed in full pursuant to the terms and conditions of this Instrument and the instruments evidencing the Obligations and if BOK has no further obligation to make advances to Mortgagor, then BOK shall, promptly after the request of Mortgagor, execute, acknowledge and deliver to Mortgagor proper instruments evidencing the termination of this Instrument.  Mortgagor shall pay all reasonable legal fees and other expenses incurred by BOK for preparing and reviewing such instruments of termination and the execution and delivery thereof, and BOK may require payment of the same prior to delivery of such instruments.  Otherwise, this Instrument shall remain and continue in full force and effect.

ARTICLE V

Default

Section 5.1             The occurrence of any “Event of Default” (as described in the Term Loan Agreement), including without limitation the expiration of any applicable grace period (an “Event of Default”), shall, automatically (as described in the Term Loan Agreement), or at the option of BOK, make all amounts then remaining unpaid on the Obligations immediately due and payable, and the liens, encumbrances and security interests evidenced or created hereby shall be subject to foreclosure in any manner provided for herein or provided for by law.

Section 5.2             Upon the occurrence and during the continuance of any Event of Default, BOK and/or Trustee may elect to treat the fixtures included in the Collateral as real property, as personal property, or, if so permitted by applicable law, as both, and proceed to exercise such rights as apply to the type or types of property selected.

Section 5.3             Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights and remedies herein conferred, BOK and/or Trustee shall have all of the rights and remedies of a mortgagee and trustee under a deed of trust or a mortgage with respect to all of the Collateral.  This Instrument shall be effective as a mortgage as well as a deed of trust and, upon the occurrence of an Event of Default, may be foreclosed as to any of the Collateral in any manner permitted by applicable law, and any foreclosure suit may be brought by Trustee or BOK; and to the extent, if any, required to cause this Instrument to be so effective as a mortgage and security agreement as well as a deed of trust, Mortgagor hereby grants and mortgages and grants a security interest in the Collateral to BOK upon the terms set forth in this Instrument.  The provisions set forth in this Section 5.3 shall not in any way limit any other provision of this Instrument.  BOK and/or Trustee shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the real property included in the Collateral or any part thereof, to exclude Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, alterations, additions and improvements to the same as BOK and/or Trustee may deem proper, to sell all of the severed and extracted Hydrocarbons included in the same subject to the provisions of Article III, to demand, collect and retain all other earnings, proceeds and other sums due or to become due with respect to such real property, accounting for and applying to the payment of the Obligations only the net earnings arising therefrom after charging against the receipts therefrom all costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at an annual rate which equals the default rate of interest payable on overdue principal, as described in the Term Loan Agreement, as fully and effectually as if BOK and/or Trustee were the absolute owner of such real property and without any liability to Mortgagor in connection therewith.

Section 5.4             Upon the occurrence and during the continuance of any Event of Default, BOK and/or Trustee, in lieu of or in addition to exercising any other power, right or remedy herein granted or by law or equity conferred, may proceed by an action or actions in equity or at law for the seizure and sale of the real property included in the Collateral or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power, right or remedy herein granted or by law or equity conferred, for the foreclosure or sale of such real property or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver pending any foreclosure hereunder or the sale of such real property or any part thereof or for the enforcement of any other appropriate equitable or legal remedy.

Section 5.5             Upon the occurrence and during the continuance of any Event of Default, in addition to all other powers, rights and remedies herein granted or by law or equity conferred, BOK shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including the Uniform Commercial Code, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral, and for that purpose BOK may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom.  BOK may require Mortgagor to assemble such personal property and make it available to BOK at a place to be designated by BOK which is reasonably convenient to both parties.  The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by BOK of any of its remedies with respect to personal property:

Upon the occurrence and during the continuance of an Event of Default, Trustee, its successor or substitute, is authorized and empowered and it shall be its special duty at the request of BOK to sell the Collateral or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas or such other location as provided by applicable law in which the Collateral is situated, at public venue to the highest bidder for cash between the hours of 10 o’clock a.m. and 4 o’clock p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deeds of trust.

Section 5.6             Upon the occurrence and during the continuance of any Event of Default, BOK and/or Trustee may, with respect to all or any portion of the Collateral, subject to any mandatory requirements of applicable law, sell or have sold the real property or interests therein included in the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by law or by this Instrument, or, in the absence of any such requirement, as BOK and/or Trustee may deem appropriate.  BOK and/or Trustee may postpone the sale of such real property or interests therein or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.  Sale of a part of such real property or interests therein or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such property is sold without defect or irregularity or the Obligations are paid in full.  BOK and/or Trustee shall have the right to appoint one or more attorneys-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser.  It shall not be necessary for any of the Collateral at any such sale to be physically present or constructively in the possession of BOK and/or Trustee.

Section 5.7             BOK or any other person owning, directly or indirectly, any interest in any of the Obligations shall have the right to become the purchaser at any sale made pursuant to the provisions of this Article V and shall have the right to credit upon the amount of the bid made therefor the amount payable to it under or in connection with the Obligations.  Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including without limitation nonpayment of the Obligations and advertisement and conduct of such sale in the manner provided herein or provided by law.  Mortgagor hereby ratifies and confirms all legal acts that BOK and/or Trustee may do in carrying out the provisions of this Instrument.

Section 5.8             Effective upon the occurrence and during the continuance of any Event of Default, Mortgagor hereby waives and relinquishes, to the maximum extent permitted by law, and subject to any mandatory requirements of applicable law, Mortgagor hereby agrees that Mortgagor shall not at any time hereafter have or assert, any right under any law pertaining to: marshalling, whether of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, valuation, stay, extension, redemption, subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, setoff), now or hereafter in force.  Mortgagor expressly agrees that BOK and/or Trustee may offer the Collateral as a whole or in such parcels or lots as BOK and/or Trustee, in its sole discretion elects, regardless of the manner in which the Collateral may be described.

Section 5.9             All costs and expenses (including reasonable attorneys’ fees, legal expenses, filing fees, and mortgage, transfer, stamp and other excise taxes) incurred by BOK and/or Trustee in perfecting, protecting and enforcing its rights hereunder, whether or not an Event of Default shall have occurred, shall be a demand obligation of Mortgagor to BOK and shall bear interest at the rate provided in the Note, all of which shall be part of the Obligations.

Section 5.10           The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as follows:

A.            First, to the payment of all costs and expenses incident to the enforcement of this Instrument, including, without limitation, a reasonable compensation to the agents, attorneys and counsel of BOK and/or Trustee;

B.            Second, to the payment or prepayment of the Obligations, in such order as BOK shall elect; and

C.            Third, the remainder, if any, shall be paid to Mortgagor or such other person or persons as may be entitled thereto by law.

Section 5.11           Upon any sale made under the powers of sale herein granted and conferred, the receipt of BOK and/or Trustee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of BOK and/or Trustee, be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

ARTICLE VI

Trustee

Section 6.1             Trustee may resign in writing addressed to BOK or be removed at any time with or without cause by an instrument in writing duly executed by BOK.  In case of the death, resignation or removal of Trustee, a successor Trustee may be appointed by BOK without other formality than an appointment and designation in writing unless otherwise required by applicable law.  Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Instrument will vest in the named successor trustee all the right, title and interest of Trustee in all of the Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon Trustee.  All references herein to Trustee will be deemed to refer to the trustee from time to time acting hereunder.

Section 6.2             BOK shall indemnify Trustee against all claims, actions, liabilities, judgments, costs, attorneys’ fees or other charges of whatsoever kind or nature made against or incurred by Trustee, and arising out of the performance by Trustee of the duties of Trustee hereunder.

ARTICLE VII

Miscellaneous Provisions

Section 7.1             Each and every right, power and remedy hereby granted to BOK and/or Trustee shall be cumulative and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by BOK and/or Trustee, and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. All changes to and modifications of this Instrument must be in writing and signed by Mortgagor and BOK.

Section 7.2             If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of BOK and Trustee in order to carry out the provisions hereof and of such other documents. The invalidity of any provision of this Instrument in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 7.3             This Instrument will be deemed to be and may be enforced from time to time as a contract, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable state law.  A carbon, photographic or other reproduction of this Instrument or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

Section 7.4             Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, Mortgagor shall be required to pay only such maximum legal rate.

Section 7.5             Insofar as permitted by otherwise applicable law, this Instrument and the Obligations shall be construed under and governed by the laws of the State of Colorado (excluding choice-of-law and conflict-of-law rules); provided, however, that, with respect to any portion of the Collateral located outside of the State of Colorado, the laws of the place in which such property is located shall apply to the extent necessary to permit BOK and/or Trustee to enforce or realize upon its rights and remedies hereunder with respect to such property, and any such enforcement or realization proceedings shall be conducted in compliance with the applicable laws of the state where the Collateral is located.

Section 7.6             This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that: (a) to facilitate recordation, in particular counterparts hereof, portions of Exhibit “A” hereto which describe properties situated in counties or parishes other than the county or parish in which the counterpart is to be recorded have been omitted, and (b) to accommodate different execution formalities for different states in which the Collateral is located, the signature blocks and title pages in counterparts to be filed in certain states may contain captions, witnesses, acceptances and other formalities not included in other counterparts.  Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

Section 7.7             Unless otherwise specified in Exhibit “A” hereto, all recording references in Exhibit “A” hereto are to the official real property records of the county in which the affected land is located.  The references in Exhibit “A” hereto to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

Section 7.8             All deliveries and notices hereunder shall be deemed to have been duly made or given if made or given in conformity with the provisions of the Term Loan Agreement.

Section 7.9             This Instrument shall bind and inure to the benefit of the respective successors and assigns of

Mortgagor, BOK and Trustee, including, without limitation, any and all other banks, lending institutions and parties which may participate in the indebtedness evidenced by the Obligations or any of them.  Notwithstanding any other provision contained herein, if any property interest granted by this Instrument does not vest on the execution and delivery of this Instrument, it shall vest, if at all, no later than 20 years after the execution and delivery of this Instrument.  As used herein, the term “person” shall mean individual, corporation, limited liability company, partnership, joint venture, agency or other form of entity or association.

Section 7.10           Some of the above goods are or are to become fixtures on the Land.  The above described minerals or other substances of value which may be extracted from the earth (including without limitation oil and gas), and the accounts relating thereto will be financed at the wellhead of the well or wells located on the Land.  This Instrument is to be filed for record in, among other places, the real estate records of each county in which the affected real estate is located; to wit, all of those listed in Exhibit “A.” Mortgagor is the owner of a record interest in a portion of the real estate concerned.  The mailing address of Mortgagor and the address of BOK from which information concerning the security interest may be obtained are as set forth above.

Section 7.11           BOK and/or Trustee shall be entitled to enforce payment of any indebtedness and performance of any other of the Obligations secured hereby and to exercise all rights and powers under this Instrument or under any other instrument or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of said indebtedness and other Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained shall prejudice or in any manner affect BOK’s right to realize upon or enforce any other security now or hereafter held by BOK, it being agreed that BOK shall be entitled to enforce this Instrument and any other security now or hereafter held by BOK in such order and manner as it may in its absolute discretion determine.

SECTION 7.12       STATUTE OF FRAUDS NOTICE.  THIS WRITTEN MORTGAGE AND THE OTHER WRITTEN DOCUMENTS EXECUTED BY MORTGAGOR IN CONNECTION WITH THE LOAN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

EXECUTED as of the date first above written.

REDWOOD ENERGY PRODUCTION, L.P.
	By:	Redwood Energy Company,
its General Partner

		By:	/s/ Stuart J. Doshi
Stuart J. Doshi,
President and Chief Executive Officer

STATE OF TEXAS	)
) ss.
COUNTY OF HARRIS	)

This instrument was acknowledged before me on December 31, 2008, by Stuart J. Doshi, as the President and Chief Executive Officer of Redwood Energy Company, a Texas corporation, the General Partner of REDWOOD ENERGY PRODUCTION, L.P., a Texas limited partnership, on behalf of said limited partnership Given under my hand and official seal.

/s/ Ann R. Razo
Ann R. Razo, Notary Public
(Name Printed)

(SEAL)                  My commission expires:                           , 20

PREAMBLE TO

EXHIBIT “A”

1.                                       Well names, unit designations, unit tract descriptions and descriptions of undivided leasehold interests, Net Revenue Interests and Working Interests contained in Exhibit “A” shall not be deemed to limit the interests covered hereby.

2.                                       Reference is made to the land descriptions contained in the documents of title recorded as described in Exhibit “A”.  To the extent that any of the land descriptions in Exhibit “A” is incorrect or not legally sufficient, the land descriptions contained in the leases or other documents recorded as described in Exhibit “A” are incorporated herein by this reference.

3.                                       Unless provided otherwise, all recording references in Exhibit “A” are to the official real property records of the county or counties in which the Interests are located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, oil and Gas Lease Records or other records.

A-i

EXHIBIT A

MADISON COUNTY, TEXAS

As used herein, the “Rodessa/Sligo Interval” means the stratigraphic equivalent of those sands, zones, and horizons occurring below the surface of the earth encountered between the depths of 11,427 feet and 12,378 feet (electric log measurements) in the Ruby Magness Well No. 1 located in the Amy Boatwright Survey, A-7, Madison County, Texas.

As used herein and in the Instrument (which is defined in the underlying Deed of Trust), “Working Interest” or “WI” means, with respect to a lease or a unit, Mortgagor’s (as defined in the Instrument) undivided ownership, operating, and expense-bearing interest (expressed as a percentage) of the costs of exploring, drilling, and operating for, and producing Hydrocarbons (as defined in the Instrument) from such lease or unit.

As used herein and in the Instrument, “Net Revenue Interest” or “NRI” means with respect to a lease or a unit, Mortgagor’s share of Hydrocarbons (expressed as a percentage) attributable to its Working Interest and produced from or attributable to a unit or lease well after deducting all landowner royalties, overriding royalties, nonparticipating royalties, production payments, and other similar burdens or payments out of production.

Redwood Energy Production, L.P. — “Ruby Magness Gas Unit No. 1”

Those certain lands and leases located within the Ruby Magness Gas Unit No. 1 and described in the Third Amended Pooling Designation of the Redwood Energy Production, L.P.-Ruby Magness Gas Unit No. 1 acknowledged February 22, 2005, and recorded in Volume 780, Page 240, Official Records, Madison County, Texas. This Instrument is intended to cover any and all interests of Mortgagor in and to said lands and leases, but the representations and warranties of Mortgagor with respect to the Working Interest and Net Revenue Interest set forth below shall apply INSOFAR AND ONLY INSOFAR as said lands and leases in said Unit cover and include the Rodessa/Sligo Interval.

WORKING INTEREST	100.000%
NET REVENUE INTEREST	75.133294%

Redwood Energy Production, L.P. — “Angela Fannin Gas Unit No. 1”

Those certain lands and leases located within the Angela Fannin Gas Unit No. 1 and described in the Amended Pooling Designation of the Redwood Energy Production, L.P.-Angela Fannin Gas Unit No. 1 acknowledged November 7, 2005, and recorded in Volume 780, Page 235, Official Records, Madison County, Texas. This Instrument is intended to cover any and all interests of Mortgagor in and to said lands and leases, but the representations and warranties of Mortgagor with respect to the Working Interest and

EXHIBIT A

MADISON COUNTY, TEXAS

Net Revenue Interest set forth below shall apply INSOFAR AND ONLY INSOFAR as said lands and leases in said Unit cover and include the Rodessa/Sligo Interval.

WORKING INTEREST	100.000%
NET REVENUE INTEREST	69.916167%

Redwood Energy Production, L.P. — “Mitchell Gas Unit”

1.                                       Oil, Gas and Mineral Lease between W.H. Scott, et ux, as lessor, and W.T. Barrett, as lessee, dated 8/12/1952, recorded in Vol. 100, Pg. 438, Deed Records of Madison County, Texas.

2.                                       Oil, Gas and Mineral Lease between P.W. Harper, et ux, as lessor, and W.T. Barrett, as lessee, dated 8/12/1952, recorded in Vol. 100, Pg. 448, Deed Records of Madison County, Texas.

3.                                       Oil, Gas and Mineral Lease between Helen Daily Susman, et al, as lessor, and W.T. Barrett, as lessee, dated 10/16/1952, recorded in Vol. 100, Pg. 443, Deed Records of Madison County, Texas.

4.                                       Oil, Gas and Mineral Lease between Ralph A. Johnston, et al, as lessor, and L.C. Oldham, Jr., as lessee, dated 2/16/1953, recorded in Vol. 103, Pg. 271, Deed Records of Madison County, Texas.

5.                                       Oil, Gas and Mineral Lease between Ralph A. Johnston, et al, as lessor, and L.C. Oldham, Jr., as lessee, dated 2/16/1953, recorded in Vol. 103, Pg. 276, Deed Records of Madison County, Texas.

6.                                       Oil, Gas and Mineral Lease between Virginia M. Robinson, as lessor, and W.T. Barrett, as lessee, dated 9/5/1953, recorded in Vol. 100, Pg. 469, Deed Records of Madison County, Texas.

7.                                       Oil, Gas and Mineral Lease between J.P. Sanders, et ux, as lessor, and W.T. Barrett, as lessee, dated 8/13/1952, recorded in Vol. 100, Pg. 465, Deed Records of Madison County, Texas.

8.                                       Oil, Gas and Mineral Lease between Lummie Morgan, et ux, as lessor, and W.T. Barrett, as lessee, dated 8/25/1952, recorded in Vol. 100, Pg. 459, Deed Records of Madison County, Texas.

9.                                       Oil, Gas and Mineral Lease between Grace Upchurch, et al, as lessor, and W.T. Barrett, as lessee, dated 8/12/1952, recorded in Vol. 100, Pg. 454, Deed Records of Madison County, Texas.

EXHIBIT A

MADISON COUNTY, TEXAS

This Instrument is intended to cover any and all interests of Mortgagor in and to the above-described lands and leases, but the representations and warranties of Mortgagor with respect to the Working Interests and Net Revenue Interests set forth below shall apply INSOFAR AND ONLY INSOFAR as said lands and leases cover and include the Rodessa/Sligo Interval.

WORKING INTEREST	100.000%
NET REVENUE INTEREST	70.00%

Redwood Energy Production, L.P. — “Wilson Well”

Oil, Gas and Mineral Lease between Lorene Wilson, et al, as lessor, and L.C. Oldham, Jr., as lessee, dated 11/12/1953, recorded in Vol. 108, Pg. 105, Deed Records of Madison County, Texas. This Instrument is intended to cover any and all interests of Mortgagor in and to said lease and the lands covered thereby, but the representations and warranties of Mortgagor with respect to the Working Interest and Net Revenue Interest set forth below shall apply INSOFAR AND ONLY INSOFAR as said lands and lease cover and include the Rodessa/Sligo Interval.

WORKING INTEREST	100.000%
NET REVENUE INTEREST	70.00%

Madisonville Net Profits Interest

Mortgagor’s Working Interest is subject to that certain Assignment of Net Profits Interest, effective as of December 29, 2000, from Mortgagor to Panther Rodessa, L.P. et al.